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                                  Exhibit XIII

                  LIMITED RECOURSE GUARANTY [150 N. RIVERSIDE]

            THIS LIMITED RECOURSE GUARANTY (this "Guaranty") is made as of the 22nd day of March, 1994 by KILICO Realty Corporation, an Illinois corporation ("Kilico Realty") and Kemper Investors Life Insurance Company, an Illinois insurance corporation ("Kilico"; Kilico Realty and Kilico are hereinafter referred to together as "Guarantor" or "Company"), in favor of Lumbermens Mutual Casualty Company, an Illinois insurance corporation ("Lender").

                                    RECITALS

            WHEREAS, Lender made a loan (the "Loan") to 150 N. Riverside Venture, an Illinois general partnership (the "Borrower") in the amount of $12,400,000 pursuant to that certain Loan Agreement between Lender and Borrower dated as of October 17, 1988;

            WHEREAS, Kilico Realty holds an option to acquire a Fifty Percent (50%) partnership interest in the Borrower;

            WHEREAS, Lender, Kemper Corporation, a Delaware corporation ("Kemper"), and The Prime Group, Inc., an Illinois corporation ("Prime"), entered into that certain amended and restated letter agreement dated February 17, 1994 (as amended, the "Letter Agreement ), which Letter Agreement includes, among other things, certain agreements of the parties thereto regarding the Loan as set forth specifically therein;

            WHEREAS, Guarantor is an affiliate and subsidiary of Kemper;

            WHEREAS, in accordance with the terms of the Letter Agreement and in order to induce Lender to modify certain of the terms and conditions of the Loan, and in order to further secure the Loan, Guarantor has agreed, among other things, to execute and deliver this Guaranty with respect to the Loan; and

            WHEREAS, this Guaranty is secured by that certain Pledge and Security Agreement dated as of even date herewith by Guarantor in favor of Lender (as amended from time to time, the "Security Agreement"). All initially capitalized terms used in this Guaranty and not otherwise defined herein shall have the meaning given in the Security Agreement.

            NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

            1. Guaranty.

            (a) Guarantor hereby absolutely and unconditionally, guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, without setoff, counterclaim or other reduction whatsoever, of (i) the aggregate outstanding unpaid principal amount of the Loan, (ii) all accrued and unpaid interest on the principal amount of the Loan, and

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(iii) all other amounts due under the Loan from time to time or under any documents and instruments executed and delivered or assigned to Lender in order to evidence the Loan or evidence or perfect a lien or security interest in collateral for the Loan (the "Collateral Documents"), and any and all extensions, renewals or modifications of any of the foregoing (such principal, interest and other amounts are hereinafter referred to collectively as the "Obligations"). The Obligations and any instrument, document or agreement, express or implied, which has been or may hereafter be made or entered into by Guarantor, Borrower or any other person or entity in reference to the Obligations (including, without limitation, the Collateral Documents and the Security Agreement) shall all be hereinafter collectively referred to as the "Terms".

            (b) For purposes hereof, the following terms shall have the following respective meanings:

            "Business Day" shall mean any day of the week other than Saturday, Sunday or any other day on which banks are generally closed within the City of Chicago, Illinois.

            "Pledge Amount" shall have the meaning given in the Security Agreement.

            (c) Notwithstanding anything to the contrary in Section l(a), Guarantor's maximum liability under this Guaranty shall not exceed an amount equal to the Pledge Amount.

      2. Limited Recourse. Notwithstanding anything to the contrary contained herein or in the Security Agreement, except as otherwise provided in this
Section 2, neither Guarantor nor any of its shareholders, officers, directors, partners, employees, agents or other representatives ("Other Persons") shall have any personal liability for the Obligations under this Guaranty, or for the obligation to observe, perform or discharge any of the terms, covenants or conditions contained herein or in the Security Agreement, and, except as otherwise provided in this Section 2, (a) no attachment, execution, writ or other process shall be sought and no judicial proceeding shall be initiated by or on behalf of Lender against Guarantor or any Other Person as a result of a breach or default under this Guaranty or the Security Agreement, except to the extent that such attachment, execution, writ or judicial proceeding shall be necessary to enforce any of the rights, remedies or recourses of Lender against or with reference to the right to receive Distributions with respect to the Interests (as defined in the Security Agreement), and (b) in the event that any suit is brought hereunder or under the Security Agreement, any judgment obtained in or as a result of such suit shall be enforceable and/or enforced solely against the right to receive Distributions with respect to the Interests; provided, however, that nothing herein contained shall be construed to: (i) be a release or impairment of Guarantor's obligations hereunder, under the Security Agreement or under the Loan Documents, (ii) prevent Lender from exercising and enforcing, consistent with the provisions of this Section 2, any other remedy allowed at law or in equity or by statute or by the terms hereof, or by the terms of the Security Agreement or of the Loan Documents; or (iii) prevent Lender from recovering from Guarantor, or limit Lender's recourse against Guarantor for, any funds, damages or costs (including, without limitation, reasonable legal expenses) incurred by Lender as a result of any willful act or omission in bad faith or any fraudulent act or omission.


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            3. Guaranty Absolute. Guarantor guarantees that the Obligations will be paid in accordance with the terms and provisions of this Guaranty and, to the maximum extent permitted by law, Guarantor waives any law, regulation, order or judgment now or hereafter in effect in any jurisdiction affecting the obligations of Guarantor or the rights of Lender with respect thereto. This Guaranty, and the liability of Guarantor under this Guaranty (which liability is subject to Sections 1(c) and 2 hereof), shall continue and be absolute and unconditional and remain in full force and effect irrespective of:

            (a) any lack of validity or enforceability of any of the Terms;

            (b) any change in the time, manner or place of payment of, or in any other term, including the applicable rate of interest, of, all or any of the Terms, or any other renewal, extension, amendment, modification or waiver of or any consent to departure from any of the Terms;

            (c) any act or omission of Lender of any nature whatsoever;

            (d) with respect to Guarantor, Borrower or any other person or entity, (i) any failure to obtain required authorization by all necessary corporate, partnership or other action relating to the incurrence of the Obligations or to the execution, delivery or performance of any of the Terms, or (ii) any violation of any provision of any of the articles of incorporation, by-laws, partnership agreement or any other document, instrument or agreement occasioned by the incurrence of the Terms, by the execution, delivery, or performance of any of the Terms, or by any failure of same to have been duly authorized by all necessary corporate or other action;

            (e) any amendment, waiver, modification, extension or renewal of or consent to departure from or forbearance of any other action or inaction under or in respect of this Guaranty or any other of the Terms;

            (f) any exchange, release, forbearance or surrender of or any other action or inaction with respect to any collateral (including, without limitation, the right to receive Distributions with respect to the Interests) at any time and from time to time now or hereafter securing any or all of the Obligations or Terms or the liability of Guarantor, Borrower or any other person or entity in respect of all or any of the Terms or any failure to perfect or continue as perfected any security interest or other lien with respect to any such collateral, or any loss or destruction of any such collateral, or any matter impairing the value of such collateral as security for all or any of the Terms, the liability of Guarantor, Borrower or any other person or entity, in respect of all or any of the Obligations or Terms;

            (g) any other guaranty now or hereafter executed by Guarantor or anyone else or any recovery under any such other guaranty;

            (h) any waiver of or assertion or enforcement or failure or refusal to assert or enforce, in whole or in part, any of the terms and provisions of the Terms, or any claim, cause of action, right or remedy which Lender may, at any


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      time, have under this Guaranty, the Security Agreement or any of the other
      Collateral Documents or with respect to any guaranty or any security which may be held by Lender with respect to the Loan;

            (i) the failure to give Guarantor any notice whatsoever, other than any notice which Lender is expressly required to give pursuant to any provisions of this Guaranty;

            (j) exculpatory provisions in any of the Collateral Documents limiting Lender's recourse to property encumbered by the Loan Documents or to any other security or limiting Lender's rights to enforce a deficiency judgment against Borrower;

            (k) any sale, assignment, conveyance, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise), of all or any part of Borrower's interest in any property securing the Loan or the occurrence of any such sale, assignment, conveyance, merger or other voluntary or involuntary transfer which results in Guarantor becoming the Borrower under the Collateral Documents, provided, however, that any such sale, assignment, conveyance, merger or other transfer shall be subject to the limitations set forth in the Collateral Documents;

            (l) any sale, assignment, conveyance, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise), of all or any part of the interest of Lender in the Collateral Documents or this Guaranty;

            (m) any failure to properly record or file any of the Collateral Documents, or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loan;

            (n) any recovery as a result of the exercise by Lender of any of its rights or remedies under the Collateral Documents, including any foreclosure thereof; or

            (o) any other fact, circumstance or matter of any nature whatsoever that might otherwise constitute a defense available to, or a discharge of, or might otherwise operate to release or affect the obligations of, Guarantor, Borrower or any other person or entity liable to Lender in respect of any of the Terms.

This Guaranty shall continue to be effective or shall be reinstated, as the case may be, regardless of whether any payment of any of the Obligations is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy, or reorganization of Guarantor, Borrower, or any other person or entity or for any reason whatsoever, all as though such payment had not been made. Lender shall not be required to contest, dispute or litigate its obligation to make such payment or repayment. The obligations of Guarantor hereunder shall be absolute and primary, shall be complete and binding as to Guarantor upon its execution of this Guaranty, shall be subject to no conditions precedent, and shall be independent of and cumulative to any other of the Terms, and Lender may exercise any of its rights and remedies under this Guaranty, any other of the Terms


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or otherwise singly or concurrently. The obligations of Guarantor under this
Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any voluntary or involuntary bankruptcy, insolvency, receivership, reorganization, liquidation, arrangement, or debtor-relief proceeding of or against Borrower, or by any defense that Borrower may have by reason of the existence of any such proceeding or any order, decree or decision of any court or administrative body resulting from or relating to any such proceeding.

            4. Waiver; No Duties. Guarantor waives to the fullest extent permitted by applicable law: (a) all statutes of limitations as a defense to any action brought against Guarantor by Lender; (b) any defense based upon any legal disability or any discharge or limitation of liability (except as provided in Section 2 above), whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause; (c) promptness, diligence, presentment, demand, protest and notice of any kind (other than as expressly required herein); (d) any defense based upon or arising out of any defense of Borrower to the payment or performance of any part of the Obligations (other than payment); (e) any and all rights of indemnity, contribution, reimbursement or any similar right that Guarantor may have against Borrower as a result of any actions taken or amounts paid in connection with or relating to this Guaranty or the Loan; (f) all rights of subrogation, including, without limitation, all rights to enforce any remedy of Lender, and all right to participate in any security held by Lender; (g) notice of any change in Borrower's financial condition; (h) the right to interpose any substantive or procedural defense of the law of guaranty, indemnification or suretyship (except the defense of prior payment of all of the Obligations which Guarantor is called upon to pay under this Guaranty); (i) all rights and remedies accorded by applicable law to guarantors or sureties, including without limitation, any extension of time conferred by any law now or hereafter in effect; (j) the right to interpose any defense (except as allowed under clause (h) above), setoff or counterclaim of any nature or description in any action or proceeding; and (k) any right or claim of right to cause a marshalling of Borrower's assets or to cause Lender to proceed against Borrower and/or any collateral held by Lender at any time or in any particular order. Lender shall not be obligated to exhaust any right or take any action against the Borrower or any other person or entity or any collateral for the Obligations prior to the enforcement of its rights hereunder.

            5. Notices. Any notice or other communication required or permitted hereunder shall be (a) in writing and shall be deemed to have been duly given
(A) when received, if delivered in person, (B) five (5) days after deposit in a regularly maintained receptacle of the United States mail as first class mail, postage prepaid, (C) the business day after notice is sent for overnight delivery by nationally recognized overnight courier service, or (D) on the day on which the party to whom such notice is addressed refuses delivery by mail or by private courier service, and (b) addressed as follows:

To Guarantor:           c/o Kemper Financial Services, Inc.
                        120 South LaSalle Street
                        13th Floor
                        Chicago, Illinois 60603
                        Attn: Real Estate Investment Group


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With copies to:         Kemper Corporation
                        Kemper Center, Legal Department C-3
                        One Kemper Drive
                        Long Grove, Illinois 60049
                        Attn: General Counsel

                        KFC Portfolio Corp.
                        c/o Kemper Financial Services, Inc.
                        120 South LaSalle Street - 22nd Floor
                        Chicago, Illinois 60603
                        Attn: Legal Department
                        Real Estate Counsel

To Lender:              Kemper National Insurance Companies
                        Kemper Center
                        One Kemper Drive
                        Long Grove, Illinois 60049
                        Attn: Chief Financial Officer

With copy to:           Kemper National Insurance Companies
                        Kemper Center
                        One Kemper Drive
                        Long Grove, Illinois 60049
                        Attn: General Counsel

or to any such other address as any party hereto shall designate in a written notice to the other parties hereto.

            6. No Waiver; Cumulative Remedies. Lender may, at any time and from time to time, waive or not insist on strict compliance with any one or more of the provisions contained in any document relating to this Guaranty, but any such waiver or non-insistence shall be deemed to be made pursuant to the terms of said document and not in modification thereof. Any waiver or non-insistence in any instance or under any particular circumstance shall not be considered a waiver or non-insistence of such provision in any other instance or any other circumstance. The remedies provided herein and in the other documents executed contemporaneously herewith and referred to herein shall be cumulative, may be exercised from time to time, singularly or concurrently or in any combination, without Lender being obligated to exercise any such right in any other circumstance, and, subject to Section 2 above, are not exclusive of any remedies provided by law.

            7. Continuing Guaranty; Transfer. This Guaranty is a continuing guaranty and shall:

                  (a) remain in full force and effect until (i) all of the
            Obligations have been paid in full, or all of the Collateral (as such term is defined in the Security Agreement) securing this Guaranty has been applied toward the Obligations and (ii) any and all amounts due or claims made under clause (iii) of Section 2 of this


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            Guaranty have been paid, satisfied or otherwise disposed of, as applicable, at which time this Guaranty shall terminate (and Lender shall at such time, upon the request and at the expense of Guarantor, acknowledge the release and termination of this Guaranty);

                  (b) be binding upon Guarantor, and its heirs, administrators, executors, successors and assigns, who shall be jointly and severally liable hereunder in accordance with the terms hereof; provided, however, Guarantor may not assign any of its rights and obligations hereunder without the prior written consent of Lender; and

                  (c) inure to the benefit of and be binding on and enforceable by Lender and its successors, transferees, participants, and assigns. Without limiting the generality of this clause, Under may assign or otherwise transfer any of the Obligations and/or any of the Terms to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to Lender herein or otherwise.

            8. Governing Law; Submission to Jurisdiction. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Illinois without regard to principles of conflict of laws. Each of Lender and Guarantor hereby waives any plea of jurisdiction or venue as not being a resident of Cook County, Illinois and hereby specifically authorizes any action brought by the other upon or with regard to this Guaranty to be instituted and prosecuted in either the Circuit Court of Cook County, Illinois or in the United States District Court for the Northern District of Illinois, at the election of the party bringing the action. Each of Lender and Guarantor hereby irrevocably authorizes service of process to be made upon it in the manner specified in
Section 5 above, in any action which may be instituted against it arising out of or relating to this Guaranty.

            9. Headings. Section headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.

            10. WAIVER OF JURY TRIAL. GUARANTOR WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY ANY PARTY, RELATING DIRECTLY OR INDIRECTLY TO THIS GUARANTY, THE SECURITY AGREEMENT OR THE OBLIGATIONS GUARANTEED HEREBY.

            11. Severability. The unenforceability or invalidity of any provision or provisions of this Guaranty shall not render any other provision or provisions herein contained unenforceable or invalid.

                            [Signature Page Follows]


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            IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered on the date and year first above written.


                                      KILICO REALTY CORPORATION, an Illinois
                                      corporation

                                      By:     /s/  John E. Neal
                                              ------------------------------
                                      Name:   John E. Neal
                                      Its:    Vice President


                                      KEMPER INVESTORS LIFE INSURANCE COMPANY, an Illinois insurance corporation

                                      By:     /s/  John E. Neal
                                              ------------------------------
                                      Name:   John E. Neal
                                      Its:    Vice President


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